Exhibit 10.7

Lock-Up Agreement

May 10, 2024

Planet 13 Holdings Inc.

2548 W Desert Inn Rd, Suite 100

Las Vegas, Nevada 89109

To whom this may concern:

As an inducement for (i) Planet 13 Holdings Inc., a Nevada corporation (“Planet 13” or Purchaser”) to execute the membership interest purchase agreement (the “Purchase Agreement”), dated as of August 28, 2023, by and among Purchaser, VidaCann, LLC, a Florida limited liability company, Loop’s Dispensaries, LLC, Ray of Hope 4 Florida, LLC, Loops Nursery & Greenhouses, Inc., David Loop and Mark Ascik, and (ii) Purchaser to issue (the “Issuance”) its common stock, no par value (the “Purchaser Stock”), in connection with and pursuant to the Purchase Agreement, the undersigned hereby agrees, except as permitted under the Purchase Agreement (including, without limitation, Section 6.12 of the Purchase Agreement) or without, in each case, the prior written consent of Planet 13, not to take any of the actions described below during the Lock-Up Period (as defined below):

(1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any shares of Purchaser Stock or any securities convertible into, exercisable or exchangeable for or that represent the right to receive Purchaser Stock (including, without limitation, Purchaser Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the United States Securities and Exchange Commission, the Canadian Securities Exchange and securities which may be issued upon exercise of a stock option or warrant) whether now owned or hereafter acquired (the “Undersigned’s Securities”);

(2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Securities, whether any such transaction described in clause (1) above or this clause (2) is to be settled by delivery of Purchaser Stock or such other securities, in cash or otherwise;

(3) make any demand for or exercise any right with respect to, the registration of any Purchaser Stock or any security convertible into or exercisable or exchangeable for Purchaser Stock; or

(4) publicly disclose the intention to do any of the foregoing.

The preceding paragraph shall not apply to transfers of shares of Purchaser Stock or any right to receive Purchaser Stock by operation of law, such as pursuant to a qualified domestic order or as required by a divorce settlement (a “Permitted Transfer”), provided that such case, (i) the transferee (such transferee, a “Permitted Transferee”) signs and delivers to Planet 13 a lockup agreement in substantially the same form as this Lock-Up Agreement (this “Agreement”), and Planet 13 is provided with details of such Permitted Transfer in writing in advance (including the name of the Permitted Transferee, his, her or its jurisdiction of residence and number of Purchaser Stock transferred to him, her or it and any applicable consideration involved), and (ii) such transfers will be completed in accordance with applicable U.S. federal and state securities laws and applicable Canadian Securities Laws.

Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Purchase Agreement.

The undersigned agrees that the foregoing restrictions preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Securities even if such Undersigned’s Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such Undersigned’s Securities.

The “Lock-Up Period” shall commence on the date of this Agreement and continue through the eighteen (18) month anniversary of the Closing Date provided that on the first day of the sixth (6th) month following the Closing Date and on the same date in each subsequent six (6) months thereafter, one-third of the Undersigned’s Securities shall not be subject to this Agreement.

The undersigned agrees that for a period commencing on the date hereof until the date that is six (6) months following the Closing Date (the “Standstill Period”) other than in connection with the transactions contemplated by the Purchase Agreement, neither he, she or it nor any person acting on behalf of, or in concert with he, she or it, will, directly or indirectly, without Purchaser’s prior written consent, (i) acquire, agree to acquire, propose, seek or offer to acquire, any securities or assets of the Purchaser or any of its subsidiaries, (ii) enter, agree to enter, propose, seek or offer to enter into any merger, business combination, recapitalization, restructuring or other extraordinary transaction involving Purchaser or any of its subsidiaries, (iii) make, or in any way participate or engage in, any solicitation of proxies to vote any voting securities of Purchaser, (iv) form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) with respect to any voting securities of Purchaser, (v) otherwise act, alone or in concert with others, to seek to control or influence the management or the policies of Purchaser except to the extent of the undersigned’s appointment as a director or officer of Purchaser, (vi) disclose any intention, plan or arrangement prohibited by, or inconsistent with, the foregoing, or (vii) advise, assist or encourage or enter into any discussions, negotiations, agreements or arrangements with any other persons in connection with the foregoing. The undersigned further agrees that during the Standstill Period none of such parties (nor any person acting on behalf of or in concert with such parties) will, without the written consent of Purchaser, (x) request Purchaser or any of its representatives, directly or indirectly, to amend or waive any provision of this paragraph (including this sentence), or (y) take any action that might require Purchaser to make a public announcement regarding the possibility of a business combination, merger or other type of transaction described in this paragraph with such party.

The undersigned acknowledges that (a) Planet 13 may impose stock transfer restrictions on the Undersigned’s Securities (including without limitation placing restrictive legends on the Purchaser Stock indicating that such securities are subject to this Agreement) to enforce the provisions of this Agreement and (b) the restrictions imposed by this Agreement are in addition to any other restrictions imposed on the Undersigned’s Securities pursuant to any other agreement in effect with the undersigned or pursuant to applicable law, including United States and Canadian securities laws and any resale restrictions imposed thereby and legends required thereby and under the Representation Letter delivered by the undersigned to Planet 13 on or prior to the date hereof (the “Undersigned Representation Letter”).

The undersigned agrees that it is hereby bound by and, except as permitted under Section 6.12 of the Purchase Agreement, shall cause its Permitted Transferees to abide by this Agreement, and hereby represents and warrants to Planet 13 that the representations and warranties in the Undersigned Representation Letter are true and correct as of the date of this Agreement and as of each date the undersigned received or will receive Purchaser Stock pursuant to the terms of the Purchase Agreement. The undersigned covenants and agrees to comply with all U.S. federal or state securities laws, applicable Canadian Securities Laws and any applicable securities laws of any other nation applicable to the undersigned in connection with the acquisition, holding and any transfer of Purchaser Stock.

The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is prohibited by the terms of this Agreement during the Lock-Up Period, it will give notice thereof to Planet 13 in accordance with Section 11.3 of the Purchase Agreement and will not consummate such transaction or take any such action unless it has received either written consent of Planet 13 or written confirmation from Planet 13 that the Lock-Up Period has expired.

In furtherance of the foregoing, Planet 13 and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Purchaser Stock if such transfer would constitute a violation or breach of this Agreement and/or applicable law.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement, that upon request, the undersigned will execute any additional documents reasonably necessary to ensure the validity or enforcement of this Agreement and that the undersigned is not a resident of Canada. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands the undersigned shall be released from all obligations under this Agreement if (i) no Purchaser Stock become due and issuable in accordance with the Purchase Agreement; or (ii) the Purchase Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to the delivery of the Purchaser Stock to be issued thereunder. The undersigned understands that Planet 13 is entering into the Purchase Agreement and Planet 13 is proceeding with the Issuance in reliance upon this Agreement. Planet 13 is an intended third-party beneficiary of this Agreement.

The undersigned hereto agrees that any breach by it of any provision of this Agreement would irreparably injure Planet 13 and that money damages would be an inadequate remedy therefor. Accordingly, each party hereto agrees that Planet 13 shall be entitled to one or more injunctions enjoining any such breach and requiring specific performance of this Agreement and consents to the entry thereof, in addition to any other remedy to which Planet 13 is entitled at law or in equity. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada.

Very truly yours,

Printed Name of Holder

Signature

Printed Name & Title of Person Signing (if signing as a custodian, trustee, or on behalf of an entity)

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